CONSENT OF INDEPENDENT AUDITORS
We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 7, 1998, which are incorporated by reference, in this Registration Statement (Form N-1A 33-6013) of Dreyfus Premier Value Equity Funds (comprising Dreyfus Premier International Value Fund and Dreyfus Premier
Value Fund).





                                        ERNST & YOUNG LLP
New York, New York
February 18, 1999